NetREIT, Inc. 10-K

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-179029 and 333-179030 on Form S-3 and Form S-8, respectively, of our report dated March 28, 2013 relating to our audits of the consolidated financial statements of NetREIT, Inc. and Subsidiaries (collectively the “Company”) as of and for the years ended December 31, 2012 and 2011 appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP
San Diego, California
March 28, 2013